Exhibit 10(ee)

CREDIT SUPPORT COMPENSATION AND DRAW AGREEMENT

        This CREDIT SUPPORT COMPENSATION AND DRAW AGREEMENT (this “Agreement”) is made and entered into as of December 16, 2005, between CLARION TECHNOLOGIES, INC., a Delaware corporation (the “Company”), WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P., a Delaware limited partnership (“WBMCF”) and Craig Wierda (together with WBMCF, each a “Backstop Lender” and collectively, as the “Backstop Lenders”).

        WHEREAS, the Company is entering into that certain Thirteenth Amendment to Amended and Restated Credit Agreement among the Company, certain of its Subsidiaries, certain financial institutions (the “Senior Lenders”) and JPMorgan Chase Bank, N.A., as agent for the Senior Lenders (“Senior Agent”) (the “Thirteenth Amendment”) whereby the Senior Lenders have agreed to loan an additional $2 million in new senior loans to Company (the “Revolving B Loans”);

        WHEREAS, as a condition to the issuance of the Revolving B Loans, the Senior Lenders have required that the Company provide $2 million of credit support for such additional Revolving B Loans;

        WHEREAS, each of the Company, the subsidiaries of the Company party thereto, each of the Backstop Lenders and certain other persons party thereto as lenders are party to that certain Amended and Restated Senior Subordinated Loan Agreement dated as of December 27, 2002 (as amended, restated or otherwise modified from time to time, the “Senior Subordinated Loan Agreement”). Terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Senior Subordinated Loan Agreement; and

        WHEREAS, the Company has requested that the Backstop Lenders provide such credit support and each Backstop Lender has agreed, severally, and for itself alone, on the terms and conditions set forth herein to provide such credit support by issuing to Senior Agent a letter of credit in the face amount of $1 million (individually, each a “Backstop Letter of Credit” and collectively, the “Backstop Letters of Credit”) in the form attached hereto as Exhibit A.

A G R E E M E N T S

        NOW, THEREFORE, in consideration of the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        1.        Agreement to Issue Backstop Letters of Credit. Each of the Backstop Lenders hereby agrees to issue or cause to be issued upon the execution and delivery of the Thirteenth Amendment by the Company and the Senior Lenders such Backstop Lender’s Backstop Letter of Credit in the face amount of $1 million for the benefit of Senior Agent on the terms set forth herein.

        2.        Compensation for Backstop Letters of Credit. The Company agrees that upon the issuance of the Backstop Letters of Credit by the Backstop Lenders, the Company will pay to each Backstop Lender $7,500 on a monthly basis in cash as a letter of credit issuance fee (such fees the “Backstop LC Fees”) with the first installment of such Backstop LC Fees being paid on the date the Backstop Letters of Credit are issued and on each monthly anniversary thereof until the earlier of (a) the date such Backstop Lender’s Backstop Letter of Credit is drawn by Senior Agent, or (b) the date such Backstop Lender’s Backstop Letter of Credit is returned undrawn to such Backstop Lender; provided, in the event that any subordination agreement between the Backstop Lenders, the Company and the Senior Lenders would prohibit the payment of current Backstop LC Fees, such fees shall be deferred until the same may be paid under the terms of the applicable subordination agreement. All fees paid hereunder will be deemed earned when paid. All Backstop LC Fees payable for the account of WBMCF will be payable to the account listed on Annex II hereto. In addition, the Company will reimburse each Backstop Lender for any fees, expenses or other costs (including fees payable by such Backstop Lender to the financial institution which is issuing the Backstop Letter of Credit on behalf of such Backstop Lender and legal fees) incurred by such Backstop Lender (a) arising in connection with providing the Backstop Letters of Credit, (b) arising in connection with the preparation of this Agreement and the transactions contemplated hereby, (c) relating to any amendments, waivers or consents pursuant to the provisions of this Agreement or the Backstop Letters of Credit, and (d) arising in connection with the enforcement of this Agreement, collection of the obligations of the Company hereunder or actions in any way related thereto or the protection or preservation of any rights of such Backstop Lender hereunder.

        3.        Agreements Upon Backstop Letter of Credit Draw. In the event that the Senior Agent makes a drawing upon the Backstop Letter of Credit issued by a Backstop Lender (such event with respect to such Backstop Lender, a “Backstop LC Drawing”), the Company shall be deemed to have requested an additional Loan from such Backstop Lender under the Senior Subordinated Loan Agreement in the amount by which such Backstop Letter of Credit was drawn and the full amount of the Backstop Letter of Credit so drawn will automatically, without further action of any party, become a Loan owing by the Company to such Backstop Lender under the Senior Subordinated Loan Agreement (each such Loan, an “Additional Loan”). Upon the occurrence of a Backstop LC Drawing, Company shall immediately pay to Backstop Lender the pro rata amount of any accrued Backstop LC Fees for the then current month (as well as any other fees and expenses then due and owing hereunder to Backstop Lender). From and after the occurrence of a Backstop LC Drawing, each Backstop Lender will be entitled to all interest, fees and other remuneration provided for pursuant to the Senior Subordinated Loan Agreement with respect to the Additional Loan deemed issued by such Backstop Lender pursuant to the Backstop LC Drawing. Notwithstanding the foregoing, the Company agrees that each Backstop Lender will be entitled to compensation with respect such Backstop Lender’s Additional Loan above that currently provided for with respect to Loans under the Senior Subordinated Loan Agreement which additional compensation will consist of (1) upon the occurrence of the Backstop LC Drawing, the issuance by the Company to each Backstop Lender of 150 shares of the Company’s Series A Preferred Stock and (2) in the event that the Additional Loans have not been repaid in full in cash by the Company by January 5, 2007, the issuance by the Company to each Backstop Lender of an additional 250 shares of the Company’s Series A Preferred Stock. For purposes of clarification, it is the understanding of the parties hereto that the Senior Agent shall, with respect to any Backstop LC Drawing in good faith and in the exercise of its commercially reasonable judgment, attempt to draw upon each of the Backstop Letters of Credit in equal amounts, but that the inability of the Senior Agent to draw in such fashion for any reason (including, without limitation, failure or delay of any issuer to honor any draw tendered by the Senior Agent), shall not be deemed to limit the rights of the Senior Agent thereafter to draw upon any Backstop Letter of Credit in any fashion in accordance with the requirements of the Thirteenth Amendment.

        4.        Additional Agreements of the Company. The Company hereby agrees that the provisions of Sections 8.4, 8.5, 8.6, 8.12 and 8.13 of the Senior Subordinated Loan Agreement are deemed restated herein in their entirety with the appropriate terms thereof deemed modified to reflect the substance of this Agreement.

        5.        Amendment. This Agreement shall not be amended, waived or otherwise modified without the prior written consent of each of the parties hereto.

        6.        Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a counterpart by facsimile shall be deemed to be delivery of an original counterpart hereto.

        7.        Governing Law; Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

        (a)        Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE STATE OF ILLINOIS AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF ILLINOIS OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF ILLINOIS.

        (b)        Consent to Jurisdiction and Service of Process. THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY. THE COMPANY DESIGNATES AND APPOINTS THE CORPORATION SERVICE COMPANY, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY WHICH IRREVOCABLY AGREE IN WRITING PURSUANT TO AN APPOINTMENT OF AGENT AGREEMENT TO SO SERVE AS THEIR AGENT TO RECEIVE ON THEIR BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE LOAN PARTIES AT THE ADDRESS STATED IN SECTION 8.6 OF THE SENIOR SUBORDINATED LOAN AGREEMENT; PROVIDED, HOWEVER, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, EACH OF THE LOAN PARTIES AGREES THAT SERVICE UPON THEM BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF BACKSTOP LENDERS TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

        (c)        Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF TRIAL BY JURY.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first above written.

COMPANY: CLARION TECHNOLOGIES, INC. By: /s/ Edmund Walsh —————————————— Name: Edmund Walsh —————————————— Title: CFO ——————————————

BACKSTOP LENDERS: WILLIAM BLAIR MEZZANINE CAPITAL FUND III, L.P. By: William Blair Mezzanine Capital Partners III, L.L.C., its general partner

By: /s/ Daniel E. Pansing —————————————— Name: Daniel E. Pansing —————————————— Title: Director ——————————————

/s/ Craig Wierda ————————————————— Craig Wierda

EXHIBIT A
FORM OF BACKSTOP LETTER OF CREDIT

EXHIBIT B
WBMCF WIRE INSTRUCTIONS

William Blair Mezzanine Capital Partners III, LLC
LaSalle Bank, NA
ABA:  071000505
Account Number:  5800441387